SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2005

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio  45202

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (513) 721-3900

N/A

(Former name or former address, if changed since last report)

Item 2.01  Completion of Acquisition or Disposition of Assets

On December 30, 2005, Games, Inc. made a distribution of 8,080,849 shares of Lottery Corporation common stock (100% of its holdings) to its shareholders at the rate of one Lottery Corporation share for each four outstanding Games, Inc. shares, completing Games, Inc.’s previously-announced spin-off of Lottery Corporation.

Item 9.01 Financial Statements and Exhibits

1.  Financial statements:  None

2.  Pro forma financial information: To be filed by amendment as provided by Item 9.01(b)(2) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

By:  /s/ Roger W. Ach, II

Roger W. Ach, II

President and Chief Executive Officer

Date: January 6, 2006